News Release

Contacts:   Laurie G. Hylton 617.672.8527

Daniel C. Cataldo 617.672.8952

Eaton Vance Corp.

Report for the Three and Six Month Periods Ended April 30, 2014

Boston, MA, May 21, 2014 – Eaton Vance Corp. (NYSE: EV) today reported adjusted earnings per diluted share(1) of $0.59 for the second quarter of fiscal 2014, an increase of 13 percent over the $0.52 of adjusted earnings per diluted share in the second quarter of fiscal 2013 and an increase of 2 percent over the $0.58 of adjusted earnings per diluted share in the first quarter of fiscal 2014.  Net income and gains on seed capital investments contributed $0.01 per diluted share in each of the compared quarters.

As determined under U.S. generally accepted accounting principles (“GAAP”), the Company earned $0.59 in the second quarter of fiscal 2014, $0.50 in the second quarter of fiscal 2013 and $0.56 in the first quarter of fiscal 2014. Adjusted earnings differed from GAAP earnings in the second quarter of fiscal 2013 and the first quarter of fiscal 2014 due to increases in the estimated redemption value of non-controlling interests in affiliates redeemable at other than fair value, which reduced GAAP earnings by $0.01 and $0.02 per diluted share, respectively.  In the second quarter of fiscal 2013, adjusted earnings also differed from GAAP earnings due to the closed-end fund structuring fees recognized in connection with the $205 million initial public offering of Eaton Vance Municipal Income Term Trust during the quarter, which reduced GAAP earnings per diluted share by $0.01.

Adjusted earnings per diluted share were $1.17 in the six months ended April 30, 2014 compared to $1.01 in the six months ended April 30, 2013, an increase of 16 percent. The Company’s GAAP earnings per diluted share were $1.15 and $0.89, respectively, for the compared semi-annual periods.

Net outflows of $0.9 billion from long-term funds and separate accounts in the second quarter of fiscal 2014 compare to net inflows of $6.6 billion in the second quarter of fiscal 2013 and net outflows of $1.1 billion in the first quarter of fiscal 2014.

“Eaton Vance achieved record earnings in the second quarter and first six months of fiscal 2014,” said Thomas E. Faust Jr., Chairman and Chief Executive Officer.  “While flows in the first half were disappointing, the rapid development of a number of newer franchises positions us for resumed organic growth.”

Consolidated assets under management were $285.9 billion on April 30, 2014, an increase of 10 percent from the $260.3 billion of managed assets on April 30, 2013 and an increase of 3 percent from the $278.6 billion of managed assets on January 31, 2014.  The increase in ending assets under management from April 30 of last year reflects net inflows of $10.7 billion and market price appreciation of $14.9 billion.  The sequential quarterly increase in ending assets under management reflects market price appreciation of $8.2 billion offset by net outflows of $0.9 billion.

Average consolidated assets under management were $284.4 billion in the second quarter of fiscal 2014, up 12 percent from $253.5 billion in the second quarter of fiscal 2013 and up 1 percent from $282.3 billion in the first quarter of fiscal 2014.

(1) Although the Company reports its financial results in accordance with GAAP, management believes that certain non-GAAP financial measures, while not a substitute for GAAP financial measures, may be effective indicators of the Company’s performance over time.  Adjusted net income and adjusted earnings per diluted share reflect the add back of adjustments in connection with changes in the estimated redemption value of non-controlling interests in our affiliates redeemable at other than fair value (“non-controlling interest value adjustments”), closed-end fund structuring fees and other items management deems non-recurring or non-operating, such as special dividends, costs associated with retiring debt and tax settlements.  See reconciliation provided in Attachment 2 for more information on adjusting items.

Attachments 5 and 6 summarize the Company’s consolidated assets under management and asset flows by investment mandate and investment vehicle. Attachment 7 summarizes the Company’s consolidated assets under management by investment affiliate.

As shown in Attachment 6, consolidated gross sales and other inflows were $22.8 billion in the second quarter of fiscal 2014, down 8 percent from $24.7 billion in the second quarter of fiscal 2013 and down 23 percent from $29.5 billion in the first quarter of fiscal 2014. Gross redemptions and other outflows were $23.7 billion in the second quarter of fiscal 2014, up 31 percent from $18.0 billion in the second quarter of fiscal 2013 and down 23 percent from $30.6 billion in the first quarter of fiscal 2014.

As of April 30, 2014, 49 percent-owned affiliate Hexavest, Inc. (“Hexavest”) managed $17.1 billion of client assets, an increase of 12 percent from the $15.3 billion of managed assets on April 30, 2013 and an increase of 6 percent from the $16.1 billion of managed assets on January 31, 2014. Net outflows from Hexavest-managed funds and separate accounts were $0.1 billion in the second quarter of fiscal 2014, $0.3 billion in the second quarter of fiscal 2013 and $0.4 billion in the first quarter of fiscal 2014.  Attachment 9 summarizes assets under management and asset flow information for Hexavest. Other than Eaton Vance-sponsored funds for which Hexavest is advisor or sub-advisor, the managed assets and flows of Hexavest are not included in Eaton Vance consolidated totals.

Financial Highlights

	Three Months Ended
	(in thousands, except per share figures)

	April 30,	January 31,	April 30,
	2014	2014	2013

Revenue	$354,061	$360,261	$331,692
Expenses	228,758	236,061	223,622
Operating income	125,303	124,200	108,070

Operating margin	35.4%	34.5%	32.6%

Non-operating expense	(7,226)	(6,113)	(2,196)
Income taxes	(45,249)	(44,642)	(38,194)
Equity in net income of affiliates, net of tax	5,219	3,285	3,440
Net income	78,047	76,730	71,120
Net income attributable to non-controlling
and other beneficial interests	(3,146)	(5,372)	(7,439)
Net income attributable to
Eaton Vance Corp. shareholders	$74,901	$71,358	$63,681
Adjusted net income attributable to Eaton
Vance Corp. shareholders(1)	$74,901	$73,747	$66,024

Earnings per diluted share	$0.59	$0.56	$0.50

Adjusted earnings per diluted share(1)	$0.59	$0.58	$0.52

Second Quarter Fiscal 2014 vs. Second Quarter Fiscal 2013

In the second quarter of fiscal 2014, revenue increased 7 percent to $354.1 million from revenue of $331.7 million in the second quarter of fiscal 2013.  Investment advisory and administrative fees were up 8 percent, reflecting a 12 percent increase in average consolidated assets under management and lower average effective fee rates. Performance fees contributed $1.0 million and $0.1 million to investment advisory and administrative fees in the second quarters of fiscal 2014 and 2013, respectively. Distribution and service fee revenues were collectively down 2 percent, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses increased 2 percent to $228.8 million in the second quarter of fiscal 2014 from $223.6 million in the second quarter of fiscal 2013, reflecting increases in compensation, fund-related and other expenses, offset by lower distribution and service fee expenses and reduced amortization of deferred sales commissions. The increase in compensation expense reflects increases in operating income-based incentives, stock-based compensation, higher employee headcount and increases in base salaries and benefits, offset by a decrease in sales-based incentives. The increase in operating income-based incentives reflects an increase in pre-bonus adjusted operating income. The decrease in sales-based incentives reflects lower sales in the second quarter of fiscal 2014.  The increase in fund-related expenses primarily reflects an increase in sub-advisory expenses for Company-sponsored funds managed by unaffiliated sub-advisors. Other expenses increased 5 percent, reflecting increases in travel expenses, information technology, professional fees and other corporate expenses.  The decrease in distribution expense reflects the non-recurrence of $2.7 million in closed-end fund-related structuring fees paid in the second quarter of fiscal 2013, offset by increases in intermediary marketing support payments and discretionary marketing expenses. The decrease in service fee expense reflects the decrease in average assets under management subject to service fees.  The decrease in amortization of deferred sales commissions largely reflects a decrease in Class B share amortization, offset by an increase in Class C share amortization.

Operating income was up 16 percent to $125.3 million in the second quarter of fiscal 2014 from $108.1 million in the second quarter of fiscal 2013.  Operating margin improved to 35.4 percent in the second quarter of fiscal 2014 from 32.6 percent in the second quarter of fiscal 2013.

Non-operating expense was $7.2 million in the second quarter of fiscal 2014 compared to $2.2 million in the second quarter of fiscal 2013. The year-over-year change reflects a decline of $5.8 million in gains (losses) and other investment income related to the Company’s investments in sponsored products, a $0.4 million decrease in income (expense) of the Company’s consolidated collateralized loan obligation (“CLO”) entities and a $1.2 million decrease in interest expense.

The Company’s effective tax rate, calculated as a percentage of income before income taxes and equity in net income of affiliates, was 38.3 percent in the second quarter of fiscal 2014. Excluding the impact of consolidated CLO entities’ income (expense) borne by other beneficial interest holders, the Company’s effective tax rate was 38.1 percent for the quarter.

Equity in net income of affiliates increased to $5.2 million in the second quarter of fiscal 2014 from $3.4 million in the second quarter of fiscal 2013.  Equity in net income of affiliates in the second quarter of fiscal 2014 included $2.6 million of Company equity in the net income of Hexavest, $2.2 million of gains (losses) and other income on the Company’s investments in sponsored funds, and $0.4 million of net income in a private equity partnership.  In the second quarter of fiscal 2013, equity in net income of affiliates included $2.1 million of Company equity in the net income of Hexavest, $1.2 million in gains (losses) and other income on the Company’s investments in sponsored funds, and $0.1 million of net income in a private equity partnership.

Net income attributable to non-controlling and other beneficial interests was $3.1 million in the second quarter of fiscal 2014 compared to $7.4 million in the second quarter of fiscal 2013. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests included $0.7 million of non-controlling interest value adjustments relating to our majority-owned subsidiaries in the second quarter of fiscal 2013, and no such value adjustments in the second quarter of fiscal 2014. The year-over-year change also reflects an increase in the net income (loss) attributable to non-controlling interest holders of the Company’s consolidated CLO entities and a decline in net income attributable to non-controlling interest holders of the Company’s consolidated funds.

Second Quarter Fiscal 2014 vs. First Quarter Fiscal 2014

In the second quarter of fiscal 2014, revenue decreased 2 percent to $354.1 million from revenue of $360.3 million in the first quarter of fiscal 2014.  Investment advisory and administrative fees were down 2 percent, reflecting a 1 percent increase in average consolidated assets under management, offset by lower average effective fee rates and a reduction in the number of fee days. Performance fees contributed $1.0 million and $0.1 million to investment advisory and administrative fees in the second quarter of fiscal 2014 and the first quarter of fiscal 2014, respectively. Distribution and service fee revenues were down 3 percent in aggregate, reflecting lower managed assets in fund share classes that are subject to distribution and service fees.

Operating expenses decreased 3 percent to $228.8 million in the second quarter of fiscal 2014 from $236.1 million in the first quarter of fiscal 2014, reflecting decreases in compensation, distribution and service fee expenses, reduced amortization of deferred sales commissions and lower other operating expenses. The decrease in compensation expense reflects a decrease in sales-based incentives, due to lower sales, and a decrease in base salaries, reflecting fewer payroll days in the current quarter. The decrease in distribution expense reflects a decrease in Class C share distribution fees and discretionary marketing expenses.  The decrease in service fee expense reflects lower average assets under management subject to service fees.  The decrease in amortization of deferred sales commissions reflects a decrease in Class C share amortization. Other expenses decreased 2 percent, reflecting a decrease in information technology expenses, offset by an increase in professional expenses and communication expenses.

Operating income was up 1 percent to $125.3 million in the second quarter of fiscal 2014 from $124.2 million in the first quarter of fiscal 2014.  Operating margin improved to 35.4 percent in the second quarter of fiscal 2014 from 34.5 percent in the first quarter of fiscal 2014.

Non-operating expense was $7.2 million in the second quarter of fiscal 2014 compared to $6.1 million in the first quarter of fiscal 2014, reflecting a $1.2 million decrease in gains (losses) and other investment income related to the Company’s investment in sponsored products.

Equity in net income of affiliates increased to $5.2 million in the second quarter of fiscal 2014 from $3.3 million in the first quarter of fiscal 2014.  Equity in net income of affiliates included $2.6 million of Company equity in the net income of Hexavest, $2.2 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.4 million of net income in a private equity partnership in the second quarter of fiscal 2014.  In the first quarter of fiscal 2014, equity in net income of affiliates included $2.8 million of Company equity in the net income of Hexavest, $0.6 million of gains (losses) and other income on the Company’s investments in sponsored funds and $0.1 million of net losses in a private equity partnership.

Net income attributable to non-controlling and other beneficial interests was $3.1 million in the second quarter of fiscal 2014 compared to $5.4 million in the first quarter of fiscal 2014. As shown in Attachment 3, net income attributable to non-controlling and other beneficial interests in the first quarter of fiscal 2014 included $2.4 million of non-controlling interest value adjustments relating to our majority-owned subsidiaries.

Weighted average diluted shares outstanding decreased 1.5 million shares, or 1 percent, in the second quarter of fiscal 2014 from the first quarter of fiscal 2014.  The decrease reflects share repurchases and a decrease in the dilutive effect of in-the-money employee stock options due to a lower average price of the Company’s Non-Voting Common Stock.  During the second quarter of fiscal 2014 the Company issued 0.4 million shares of restricted and unrestricted Non-Voting Common Stock in connection with granting incentive equity awards and the exercise of employee stock options; over the same period, the Company purchased and retired 2.4 million shares of its Non-Voting Common Stock.

Balance Sheet Information

Cash and cash equivalents totaled $311.9 million on April 30, 2014, with no outstanding borrowings against the Company’s $300 million credit facility.  Included within investments is $192.5 million of short-term debt securities with maturities between 90 days and two years.  During the first six months of fiscal 2014, the Company used $135.3 million to repurchase and retire approximately 3.5 million shares of its Non-Voting Common Stock under its repurchase authorizations.  Approximately 5.3 million shares of the current 8.0 million share repurchase authorization remain unused.

Conference Call Information

Eaton Vance Corp. will host a conference call and webcast at 11:00 AM eastern time today to discuss the financial results for the three and six months ended April 30, 2014. To participate in the conference call, please call 877-201-0168 (domestic) or 647-788-4901 (international) and refer to “Eaton Vance Corp. Second Fiscal Quarter Earnings.” Listeners to the conference call must enter the confirmation code 32384247.  A webcast of the conference call can also be accessed via Eaton Vance’s website, www.eatonvance.com.

A replay of the call will be available for one week by calling 855-859-2056 (domestic) or 404-537-3406 (international) or by accessing Eaton Vance’s website, www.eatonvance.com. Listeners to the telephone replay must enter the confirmation code 32384247.

About Eaton Vance Corp.

Eaton Vance Corp. is one of the oldest investment management firms in the United States, with a history dating back to 1924. Eaton Vance and its affiliates offer individuals and institutions a broad array of investment strategies and wealth management solutions.  The Company’s long record of providing exemplary service, timely innovation and attractive returns through a variety of market conditions has made Eaton Vance the investment manager of choice for many of today’s most discerning investors.  For more information about Eaton Vance, visit www.eatonvance.com.

Forward-Looking Statements

This news release may contain statements that are not historical facts, referred to as “forward-looking statements.”  The Company’s actual future results may differ significantly from those stated in any forward-looking statements, depending on factors such as changes in securities or financial markets or general economic conditions, client sales and redemption activity, the continuation of investment advisory, administration, distribution and service contracts, and other risks discussed in the Company’s filings with the Securities and Exchange Commission.

							Attachment 1
Eaton Vance Corp.
Summary of Results of Operations
(in thousands, except per share figures)

	Three Months Ended					Six Months Ended
				%	%
				Change	Change
				Q2 2014	Q2 2014
	April 30,	January 31,	April 30,	vs.	vs.	April 30,	April 30,	%
	2014	2014	2013	Q1 2014	Q2 2013	2014	2013	Change
Revenue:

Investment advisory and administrative fees	$300,136	$304,713	$276,921	(2)%	8%	$604,849	$540,202	12%
Distribution and underwriter fees	21,212	21,621	22,165	(2)	(4)	42,833	44,916	(5)
Service fees	30,829	32,291	31,132	(5)	(1)	63,120	62,262	1
Other revenue	1,884	1,636	1,474	15	28	3,520	2,829	24
Total revenue	354,061	360,261	331,692	(2)	7	714,322	650,209	10
Expenses:

Compensation and related costs	114,656	118,822	110,012	(4)	4	233,478	218,841	7
Distribution expense	34,785	35,548	35,304	(2)	(1)	70,333	69,193	2
Service fee expense	28,281	29,205	29,211	(3)	(3)	57,486	57,475	-
Amortization of deferred sales commissions	4,354	4,970	4,752	(12)	(8)	9,324	9,535	(2)
Fund-related expenses	8,455	8,453	8,074	-	5	16,908	15,498	9
Other expenses	38,227	39,063	36,269	(2)	5	77,290	70,917	9
Total expenses	228,758	236,061	223,622	(3)	2	464,819	441,459	5
Operating income	125,303	124,200	108,070	1	16	249,503	208,750	20
Non-operating income (expense):
Gains (losses) and other investment
income, net	(738)	413	5,043	NM	NM	(325)	10,250	NM
Interest expense	(7,404)	(7,400)	(8,572)	-	(14)	(14,804)	(17,142)	(14)
Other income (expense) of consolidated
CLO entities:
Gains and other investment income, net	5,104	8,709	4,384	(41)	16	13,813	6,177	124
Interest and other expense	(4,188)	(7,835)	(3,051)	(47)	37	(12,023)	(7,272)	65
Total non-operating expense	(7,226)	(6,113)	(2,196)	18	229	(13,339)	(7,987)	67

Income before income taxes and equity
in net income of affiliates	118,077	118,087	105,874	-	12	236,164	200,763	18
Income taxes	(45,249)	(44,642)	(38,194)	1	18	(89,891)	(74,133)	21
Equity in net income of affiliates, net of tax	5,219	3,285	3,440	59	52	8,504	6,617	29
Net income	78,047	76,730	71,120	2	10	154,777	133,247	16
Net income attributable to non-controlling
and other beneficial interests	(3,146)	(5,372)	(7,439)	(41)	(58)	(8,518)	(19,761)	(57)
Net income attributable to
Eaton Vance Corp. Shareholders	$74,901	$71,358	$63,681	5	18	$146,259	$113,486	29

Earnings per share:
Basic	$0.62	$0.59	$0.53	5	17	$1.21	$0.93	30
Diluted	$0.59	$0.56	$0.50	5	18	$1.15	$0.89	29

Weighted average shares outstanding:
Basic	118,103	118,451	117,102	-	1	118,060	115,900	2
Diluted	123,021	124,480	123,330	(1)	-	123,564	121,235	2

Dividends declared per share:
Regular	$0.22	$0.22	$0.20	-	10	$0.44	$0.40	10
Special	$-	$-	$-	-	-	$-	$1.00	NM

						Attachment 2
Eaton Vance Corp.
Reconciliation of net income attributable to Eaton Vance Corp.
shareholders to adjusted net income attributable to Eaton Vance
Corp. shareholders and earnings per diluted share to adjusted earnings per diluted share

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2014 vs.	Q2 2014 vs.	April 30,	April 30,	%
(in thousands, except per share figures)	2014	2014	2013	Q1 2014	Q2 2013	2014	2013	Change

Net income attributable to Eaton
Vance Corp. shareholders	$74,901	$71,358	$63,681	5%	18%	$146,259	$113,486	29%

Non-controlling interest value
adjustments	-	2,389	666	NM	NM	2,389	11,313	(79)

Closed-end fund structuring fees,
net of tax	-	-	1,677	-	NM	-	1,677	NM

Adjusted net income attributable to
Eaton Vance Corp. shareholders	$74,901	$73,747	$66,024	2	13	$148,648	$126,476	18

Earnings per diluted share	$0.59	$0.56	$0.50	5	18	$1.15	$0.89	29

Non-controlling interest value
adjustments	-	0.02	0.01	NM	NM	0.02	0.09	(78)

Closed-end fund structuring fees,
net of tax	-	-	0.01	-	NM	-	0.01	NM

Special dividend adjustment	-	-	-	-	-	-	0.02	NM

Adjusted earnings per diluted share	$0.59	$0.58	$0.52	2	13	$1.17	$1.01	16

							Attachment 3
Eaton Vance Corp.
Components of net income attributable
to non-controlling and other beneficial interests

	Three Months Ended					Six Months Ended
				% Change	% Change
	April 30,	January 31,	April 30,	Q2 2014 vs.	Q2 2014 vs.	April 30,	April 30,	%
(in thousands)	2014	2014	2013	Q1 2014	Q2 2013	2014	2013	Change

Consolidated funds	$413	$(196)	$2,986	NM %	(86)%	$217	$4,092	(95)%

Majority-owned subsidiaries	3,524	3,483	3,690	1	(4)	7,007	7,589	(8)

Non-controlling interest value
adjustments	-	2,389	666	NM	NM	2,389	11,313	(79)

Consolidated CLO entities	(791)	(304)	97	160	NM	(1,095)	(3,233)	(66)

Net income attributable to non-controlling
and other beneficial interests	$3,146	$5,372	$7,439	(41)	(58)	$8,518	$19,761	(57)

		Attachment 4
Eaton Vance Corp.
Balance Sheet
(in thousands, except per share figures)

	April 30,	October 31,
	2014	2013
Assets

Cash and cash equivalents	$311,939	$461,906
Investment advisory fees and other receivables	171,538	170,220
Investments	648,567	536,323
Assets of consolidated collateralized loan obligation ("CLO") entities:
Cash and cash equivalents	67,107	36,641
Bank loans and other investments	601,179	685,681
Other assets	8,518	5,814
Deferred sales commissions	16,670	17,923
Deferred income taxes	53,435	61,139
Equipment and leasehold improvements, net	47,308	48,746
Intangible assets, net	69,816	74,534
Goodwill	228,876	228,876
Other assets	56,456	79,446
Total assets	$2,281,409	$2,407,249

Liabilities, Temporary Equity and Permanent Equity

Liabilities:

Accrued compensation	$97,233	$169,953
Accounts payable and accrued expenses	67,106	58,529
Dividend payable	26,768	26,740
Debt	573,577	573,499
Liabilities of consolidated CLO entities:
Senior and subordinated note obligations	608,481	279,127
Line of credit	-	247,789
Redeemable preferred shares	27,333	64,952
Other liabilities	21,090	124,305
Other liabilities	81,205	115,960
Total liabilities	1,502,793	1,660,854
Commitments and contingencies

Temporary Equity:
Redeemable non-controlling interests	94,262	74,856
Total temporary equity	94,262	74,856

Permanent Equity:
Voting Common Stock, par value $0.00390625 per share:
Authorized, 1,280,000 shares
Issued and outstanding, 396,455 and 399,240 shares, respectively	2	2
Non-Voting Common Stock, par value $0.00390625 per share:
Authorized, 190,720,000 shares
Issued and outstanding, 120,325,521 and 121,232,506 shares, respectively	470	474
Additional paid-in capital	52,004	124,837
Notes receivable from stock option exercises	(7,474)	(7,122)
Accumulated other comprehensive loss	(5,645)	(177)
Appropriated retained earnings	9,154	10,249
Retained earnings	634,283	541,521
Total Eaton Vance Corp. shareholders' equity	682,794	669,784
Non-redeemable non-controlling interests	1,560	1,755
Total permanent equity	684,354	671,539
Total liabilities, temporary equity and permanent equity	$2,281,409	$2,407,249

					Attachment 5
Eaton Vance Corp.
Consolidated Net Flows by Investment Mandate(1)
(in millions)

	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2014	2014	2013	2014	2013
Equity assets - beginning of period(2)	$90,765	$93,585	$86,518	$93,585	$80,782
Sales and other inflows	3,669	3,785	5,270	7,454	9,766
Redemptions/outflows	(5,015)	(5,621)	(4,990)	(10,636)	(9,949)
Net flows	(1,346)	(1,836)	280	(3,182)	(183)
Assets acquired(3)	-	-	-	-	1,572
Exchanges	20	512	124	532	116
Market value change	4,294	(1,496)	2,612	2,798	7,247
Equity assets - end of period	$93,733	$90,765	$89,534	$93,733	$89,534
Fixed income assets - beginning of period	43,339	44,211	49,679	44,211	49,003
Sales and other inflows	2,626	2,451	3,289	5,077	6,666
Redemptions/outflows	(2,756)	(3,281)	(3,348)	(6,037)	(6,723)
Net flows	(130)	(830)	(59)	(960)	(57)
Assets acquired(3)	-	-	-	-	472
Exchanges	62	(99)	(59)	(37)	(81)
Market value change	646	57	388	703	612
Fixed income assets - end of period	$43,917	$43,339	$49,949	$43,917	$49,949
Floating-rate income assets - beginning of period	44,073	41,821	28,656	41,821	26,388
Sales and other inflows	4,170	4,786	6,092	8,956	9,352
Redemptions/outflows	(2,842)	(2,705)	(1,153)	(5,547)	(2,512)
Net flows	1,328	2,081	4,939	3,409	6,840
Exchanges	(49)	54	50	5	83
Market value change	(237)	117	34	(120)	368
Floating-rate income assets - end of period	$45,115	$44,073	$33,679	$45,115	$33,679
Alternative assets - beginning of period	13,171	15,212	14,345	15,212	12,864
Sales and other inflows	767	1,089	2,767	1,856	4,576
Redemptions/outflows	(1,967)	(2,989)	(960)	(4,956)	(2,015)
Net flows	(1,200)	(1,900)	1,807	(3,100)	2,561
Assets acquired(3)	-	-	-	-	650
Exchanges	(20)	(48)	(103)	(68)	(116)
Market value change	161	(93)	(27)	68	63
Alternative assets - end of period	$12,112	$13,171	$16,022	$12,112	$16,022
Implementation services assets - beginning of period	87,010	85,637	68,420	85,637	30,302
Sales and other inflows	11,549	17,421	7,252	28,970	13,731
Redemptions/outflows	(11,105)	(16,010)	(7,576)	(27,115)	(10,892)
Net flows	444	1,411	(324)	1,855	2,839
Assets acquired(3)	-	-	-	-	32,064
Exchanges	(5)	(453)	(15)	(458)	(15)
Market value change	3,366	415	2,885	3,781	5,776
Implementation services assets - end of period	$90,815	$87,010	$70,966	$90,815	$70,966
Long-term assets - beginning of period	278,358	280,466	247,618	280,466	199,339
Sales and other inflows	22,781	29,532	24,670	52,313	44,091
Redemptions/outflows	(23,685)	(30,606)	(18,027)	(54,291)	(32,091)
Net flows	(904)	(1,074)	6,643	(1,978)	12,000
Assets acquired(3)	-	-	-	-	34,758
Exchanges	8	(34)	(3)	(26)	(13)
Market value change	8,230	(1,000)	5,892	7,230	14,066
Total long-term assets - end of period	$285,692	$278,358	$260,150	$285,692	$260,150
Cash management fund assets - end of period	177	211	127	177	127
Total assets under management - end of period	$285,869	$278,569	$260,277	$285,869	$260,277

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Includes assets in balanced accounts holding income securities.
(3) Represents Clifton assets acquired on December 31, 2012.

				Attachment 6
Eaton Vance Corp.
Consolidated Net Flows by Investment Vehicle(1)
(in millions)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2014	2014	2013	2014	2013
Long-term fund assets - beginning of period	$131,984	$133,198	$119,162	$133,198	$113,249
Sales and other inflows	8,684	10,234	12,629	18,918	21,708
Redemptions/outflows	(8,751)	(10,262)	(6,506)	(19,013)	(13,382)
Net flows	(67)	(28)	6,123	(95)	8,326
Assets acquired(2)	-	-	-	-	638
Exchanges	81	(34)	(3)	47	(22)
Market value change	2,944	(1,152)	1,732	1,792	4,823
Long-term fund assets - end of period	$134,942	$131,984	$127,014	$134,942	$127,014

Institutional separate account assets -
beginning of period	94,869	95,724	83,350	95,724	43,338
Sales and other inflows	11,101	16,802	8,102	27,903	14,887
Redemptions/outflows	(12,249)	(17,472)	(9,071)	(29,721)	(12,892)
Net flows	(1,148)	(670)	(969)	(1,818)	1,995
Assets acquired(2)	-	-	-	-	34,120
Exchanges	(96)	-	-	(96)	5
Market value change	2,939	(185)	2,343	2,754	5,266
Institutional separate account assets -
end of period	$96,564	$94,869	$84,724	$96,564	$84,724

High-net-worth separate account assets -
beginning of period	19,374	19,699	16,245	19,699	15,036
Sales and other inflows	968	714	1,497	1,682	2,876
Redemptions/outflows	(988)	(1,104)	(573)	(2,092)	(1,771)
Net flows	(20)	(390)	924	(410)	1,105
Exchanges	402	-	9	402	(6)
Market value change	1,212	65	849	1,277	1,892
High-net-worth separate account assets -
end of period	$20,968	$19,374	$18,027	$20,968	$18,027

Retail managed account assets -
beginning of period	32,131	31,845	28,861	31,845	27,716
Sales and other inflows	2,028	1,782	2,442	3,810	4,620
Redemptions/outflows	(1,697)	(1,768)	(1,877)	(3,465)	(4,046)
Net flows	331	14	565	345	574
Exchanges	(379)	-	(9)	(379)	10
Market value change	1,135	272	968	1,407	2,085
Retail managed account assets -
end of period	$33,218	$32,131	$30,385	$33,218	$30,385

Total long-term assets - beginning of period	278,358	280,466	247,618	280,466	199,339
Sales and other inflows	22,781	29,532	24,670	52,313	44,091
Redemptions/outflows	(23,685)	(30,606)	(18,027)	(54,291)	(32,091)
Net flows	(904)	(1,074)	6,643	(1,978)	12,000
Assets acquired(2)	-	-	-	-	34,758
Exchanges	8	(34)	(3)	(26)	(13)
Market value change	8,230	(1,000)	5,892	7,230	14,066
Total long-term assets - end of period	$285,692	$278,358	$260,150	$285,692	$260,150

Cash management fund assets -
end of period	177	211	127	177	127

Total assets under management -
end of period	$285,869	$278,569	$260,277	$285,869	$260,277

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest Inc.
(2) Represents Clifton assets acquired on December 31, 2012.

				Attachment 7
Eaton Vance Corp.
Consolidated Assets under Management by Investment Affiliate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2014	2014	Change	2013	Change
Eaton Vance Management(2)	$144,892	$142,931	1%	$142,211	2%
Parametric	122,562	116,442	5%	100,760	22%
Atlanta Capital	18,415	19,196	-4%	17,306	6%
Total	$285,869	$278,569	3%	$260,277	10%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes managed assets of wholly owned subsidiaries Eaton Vance Investment Counsel and Fox Asset Management
LLC, as well as certain Eaton Vance-sponsored funds and accounts managed by Hexavest and unaffiliated third-party advisors under Eaton Vance supervision.

				Attachment 8
Eaton Vance Corp.
Consolidated Assets under Management by Investment Mandate (1)
(in millions)

	April 30,	January 31,	%	April 30,	%
	2014	2014	Change	2013	Change
Equity(2)	$93,733	$90,765	3%	$89,534	5%
Fixed income	43,917	43,339	1%	49,949	-12%
Floating-rate income	45,115	44,073	2%	33,679	34%
Alternative	12,112	13,171	-8%	16,022	-24%
Implementation services	90,815	87,010	4%	70,966	28%
Cash management	177	211	-16%	127	39%
Total	$285,869	$278,569	3%	$260,277	10%

(1) Consolidated Eaton Vance Corp. See Attachment 9 for managed assets and flows of 49 percent-owned Hexavest.
(2) Includes assets in balanced accounts holding income securities.

Attachment 9
Eaton Vance Corp.
Hexavest Inc. Assets under Management and Net Flows
(in millions)
	Three Months Ended			Six Months Ended
	April 30,	January 31,	April 30,	April 30,	April 30,
	2014	2014	2013	2014	2013
Eaton Vance distributed:
Eaton Vance sponsored funds - beginning of period(1)	$212	$211	$135	$211	$37
Sales and other inflows	12	30	17	42	111
Redemptions/outflows	(17)	(25)	(1)	(42)	(6)
Net flows	(5)	5	16	-	105
Market value change	14	(4)	10	10	19
Eaton Vance sponsored funds - end of period	$221	$212	$161	$221	$161
Eaton Vance distributed separate accounts -
beginning of period(2)	$1,383	$1,574	$1,185	$1,574	$-
Sales and other inflows	307	76	3	383	1,151
Redemptions/outflows	(74)	(5)	-	(79)	-
Net flows	233	71	3	304	1,151
Exchanges	624	(235)	-	389	-
Market value change	114	(27)	95	87	132
Eaton Vance distributed separate accounts -
end of period	$2,354	$1,383	$1,283	$2,354	$1,283
Total Eaton Vance distributed - beginning of period	$1,595	$1,785	$1,320	$1,785	$37
Sales and other inflows	319	106	20	425	1,262
Redemptions/outflows	(91)	(30)	(1)	(121)	(6)
Net flows	228	76	19	304	1,256
Exchanges	624	(235)	-	389	-
Market value change	128	(31)	105	97	151
Total Eaton Vance distributed - end of period	$2,575	$1,595	$1,444	$2,575	$1,444
Hexavest directly distributed - beginning of period(3)	$14,543	$15,136	$13,224	$15,136	$12,073
Sales and other inflows	355	440	298	795	1,218
Redemptions/outflows	(681)	(960)	(570)	(1,641)	(833)
Net flows	(326)	(520)	(272)	(846)	385
Exchanges	(624)	235	-	(389)	-
Market value change	884	(308)	879	576	1,373
Hexavest directly distributed - end of period	$14,477	$14,543	$13,831	$14,477	$13,831
Total Hexavest assets - beginning of period	$16,138	$16,921	$14,544	$16,921	$12,110
Sales and other inflows	674	546	318	1,220	2,480
Redemptions/outflows	(772)	(990)	(571)	(1,762)	(839)
Net flows	(98)	(444)	(253)	(542)	1,641
Market value change	1,012	(339)	984	673	1,524
Total Hexavest assets - end of period	$17,052	$16,138	$15,275	$17,052	$15,275

(1)	Managed assets and flows of Eaton Vance-sponsored pooled investment vehicles for which Hexavest is advisor or sub-advisor. Eaton
Vance receives management and/or distribution revenue on these assets, which are included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(2)	Managed assets and flows of Eaton Vance-distributed separate accounts managed by Hexavest. Eaton Vance receives distribution revenue, but not investment advisory fees, on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.
(3)	Managed assets and flows of pre-transaction Hexavest clients and post-transaction Hexavest clients in Canada. Eaton Vance receives no investment advisory or distribution revenue on these assets, which are not included in the Eaton Vance consolidated results in Attachments 5, 6, 7 and 8.